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                                                                   EXHIBIT 10.37
                                                                   -------------

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

                                  AXCESS INC.

                                 Purchase Note
                                 -------------

$4,000,000                                              July 28, 1999

     The following recital is true and constitutes the basis for this Promissory
Note:

     This Promissory Note is executed pursuant to the terms of that certain Asset Purchase Agreement dated July 15, 1999, by and among AXCESS Inc., a Delaware corporation having its principal place of business in Dallas, Texas (the "Company"), Prism Video, Inc., a Delaware corporation, and BIL Far East Holdings Limited (the "Asset Purchase Agreement").

     For value received, the Company hereby promises to pay to the order of Prism Video, Inc. (the "Holder"), the principal amount of FOUR MILLION UNITED STATES DOLLARS (U.S. $4,000,000.00) on December 31, 2002 (the "Maturity Date"), unless one of the following events shall occur prior to the Maturity Date:

     A. The Company sells substantially all of its assets or its business and the aggregate sale proceeds to the Company are sufficient to pay all of the Company's creditors in full, including the Holder, following the consummation of any such transaction;

     B. The Company completes a public offering of its common stock and the net aggregate proceeds to the Company are at least $20,000,000; or

     C. The Company has on deposit cash in the aggregate amount of at least $15,000,000 and the Company is otherwise in compliance with all applicable Nasdaq listing requirements and will remain in compliance with all applicable Nasdaq listing requirements after paying this Note in full prior to the Maturity Date.

Upon the occurrence of any of the events described in A-C above, the principal amount of this Note shall become immediately due and payable within ten (10) business days following the consummation of any one of those events. This Note may otherwise be prepaid in whole or in part at any time at the option of the Company, without premium or penalty.

     This Note represents part of the purchase price paid by the Company for substantially all of the assets and business of the Holder pursuant to Article 1 of the Asset Purchase Agreement. Capitalized terms used herein and not otherwise defined herein have the meaning specified in the Asset Purchase Agreement.

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     The Company's payment obligations hereunder are secured by (a) a security interest in and to that certain Note Payable to the Company dated April 30, 1999, from Amphion Ventures L.P. in the sated principal amount of $4,000,000.00, in a form of Security Agreement attached hereto as Exhibit "A" and (b) an assignment of principal payments in the form attached hereto as Exhibit "B."

     Payment of principal hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Any such payment shall be paid by wire transfer of federal funds in accordance with the written instructions of the Holder or, in the absence of current written instructions, by check mailed to the Holder at the address last given to the Company by the Holder in writing for such purpose.

     Except as otherwise expressly provided herein, the Company hereby waives presentment for payment, demand for payment, notice of nonpayment, protest and notice of protest.

     This Note is not assignable except by operation of law; provided, however, that Holder may assign all or part of the Note to its shareholders in connection with the partial or complete liquidation of the Seller.

     If the Company fails to pay the principal amount of this Note when due, and such due but unpaid amount remains unpaid for five business days after the Holder makes written demand therefor, the entire unpaid principal of this Note shall forthwith become absolutely due and payable without any further notice, demand, protest or presentment whatsoever, all of which are hereby expressly waived.

     The Holder acknowledges and agrees that this Note will be subject to certain set-off rights by the Company that may reduce the principal amount of this Note, as set forth in Section 13.4 of the Asset Purchase Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its or any other jurisdiction's rules as to conflicts of law. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Note shall be brought in any court of competent jurisdiction in Dallas County, Texas, and, by acceptance of this Note, the Holder (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The prevailing party shall be entitled to collect from the nonprevailing party all reasonable attorneys fees incurred in connection with any action to enforce the terms of this Note.

     Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Company and the Holder.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and has caused its corporate seal to be affixed and attested by its Secretary, as of the date first set forth above.

[Corporate Seal]         Attested:                AXCESS INC.


/s/ Michael R. Dorey                              /s/ Danny G. Hair
--------------------------------------     -------------------------------------
Michael R. Dorey, Assistant Secretary             Danny G. Hair, Chief Financial
                                                  Officer

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